UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2003

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization) 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada (Address of principal executive offices)	1-7850 (Commission File Number)	88-0085720 (I.R.S. Employer Identification No.) 89193-8510 (Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Item 5. Other Events and Regulation FD Disclosure.

On July 18, 2003, Southwest Gas Corporation (the Company) announced the appointment of Jeffrey W. Shaw to the position of President. Michael O. Maffie will continue as Chief Executive Officer (CEO).

The separation of the President and CEO positions continues a process begun by the Company several years ago to broaden and deepen the experience of senior management. It also is designed to provide for an orderly transition in the succession-planning process.

A 15-year employee of the Company, Mr. Shaw most recently served as Senior Vice President/Gas Resources and Pricing. He previously served as Senior Vice President/Finance and Treasurer as well as the Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 18, 2003	SOUTHWEST GAS CORPORATION /s/ ROY R. CENTRELLA Roy R. Centrella Vice President/Controller and Chief Accounting Officer